Exhibit 99.1

INVESTOR PRESENTATION BALANCE SHEET OPTIMIZATION TRANSACTIONS November 2021

FORWARD LOOKING STATEMENT

Some of the statements, estimates or projections contained in this presentation are "forward-looking statements" within the meaning of the U.S. federal securities laws intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this presentation, including, without limitation, those regarding our business strategy, financial position, results of operations, plans, prospects, actions taken or strategies being considered with respect to our liquidity position, valuation and appraisals of our assets and objectives of management for future operations (including those regarding expected fleet additions, our suspension of certain cruise voyages, our ability to weather the impacts of the COVID-19 pandemic, our expectations regarding the resumption of cruise voyages and the timing for such resumption of cruise voyages, the implementation of and effectiveness of our health and safety protocols, operational position, demand for voyages, plans or goals for our sustainability program and decarbonization efforts, our expectations for future cash flows and profitability, financing opportunities and extensions, and future cost mitigation and cash conservation efforts and efforts to reduce operating expenses and capital expenditures) are forward-looking statements. Many, but not all, of these statements can be found by looking for words like "expect," "anticipate," "goal," "project," "plan," "believe," "seek," "will," "may," "forecast," "estimate," "intend," "future" and similar words. Forward-looking statements do not guarantee future performance and may involve risks, uncertainties and other factors which could cause our actual results, performance or achievements to differ materially from the future results, performance or achievements expressed or implied in those forward-looking statements. Examples of these risks, uncertainties and other factors include, but are not limited to the impact of: the spread of epidemics, pandemics and viral outbreaks and specifically, the COVID-19 pandemic, including its effect on the ability or desire of people to travel (including on cruises), which are expected to continue to adversely impact our results, operations, outlook, plans, goals, growth, reputation, cash flows, liquidity, demand for voyages and share price; our ability to comply with the U.S. Centers for Disease Control and Prevention's ("CDC") Framework for Conditional Sailing Order and any additional or future regulatory restrictions on our operations and to otherwise develop enhanced health and safety protocols to adapt to the pandemic's unique challenges; legislation prohibiting companies from verifying vaccination status; coordination and cooperation with the CDC, the federal government and global public health authorities to take precautions to protect the health, safety and security of guests, crew and the communities visited and the implementation of any such precautions; our ability to work with lenders and others or otherwise pursue options to defer, renegotiate, refinance or restructure our existing debt profile, near-term debt amortization, newbuild related payments and other obligations and to work with credit card processors to satisfy current or potential future demands for collateral on cash advanced from customers relating to future cruises; our need for additional financing or financing to optimize our balance sheet, which may not be available on favorable terms, or at all, and may be dilutive to existing shareholders; our indebtedness and restrictions in the agreements governing our indebtedness that require us to maintain minimum levels of liquidity and otherwise limit our flexibility in operating our business, including the significant portion of assets that are collateral under these agreements; the accuracy of any appraisals of our assets as a result of the impact of the COVID-19 pandemic or otherwise; our success in controlling operating expenses and capital expenditures; our guests' election to take cash refunds in lieu of future cruise credits or the continuation of any trends relating to such election; trends in, or changes to, future bookings and our ability to take future reservations and receive deposits related thereto; the unavailability of ports of call; future increases in the price of, or major changes or reduction in, commercial airline services; adverse events impacting the security of travel, such as terrorist acts, armed conflict and threats thereof, acts of piracy, and other international events; adverse incidents involving cruise ships; adverse general economic and related factors, such as fluctuating or increasing levels of unemployment, underemployment and the volatility of fuel prices, declines in the securities and real estate markets, and perceptions of these conditions that decrease the level of disposable income of consumers or consumer confidence; any further impairment of our trademarks, trade names or goodwill; breaches in data security or other disturbances to our information technology and other networks or our actual or perceived failure to comply with requirements regarding data privacy and protection; changes in fuel prices and the type of fuel we are permitted to use and/or other cruise operating costs; mechanical malfunctions and repairs, delays in our shipbuilding program, maintenance and refurbishments and the consolidation of qualified shipyard facilities; the risks and increased costs associated with operating internationally; fluctuations in foreign currency exchange rates; overcapacity in key markets or globally; our expansion into and investments in new markets; our inability to obtain adequate insurance coverage; pending or threatened litigation, investigations and enforcement actions; volatility and disruptions in the global credit and financial markets, which may adversely affect our ability to borrow and could increase our counterparty credit risks, including those under our credit facilities, derivatives, contingent obligations, insurance contracts and new ship progress payment guarantees; our inability to recruit or retain qualified personnel or the loss of key personnel or employee relations issues; our reliance on third parties to provide hotel management services for certain ships and certain other services; our inability to keep pace with developments in technology; changes involving the tax and environmental regulatory regimes in which we operate; and other factors set forth under "Risk Factors" in our most recently filed Annual Report on Form 10-K, Quarterly Report on Form 10-Q and subsequent filings with the Securities and Exchange Commission. Additionally, many of these risks and uncertainties are currently amplified by and will continue to be amplified by, or in the future may be amplified by, the COVID-19 pandemic. It is not possible to predict or identify all such risks. There may be additional risks that we consider immaterial or which are unknown. In addition, some of our executive officers and directors have not sold their shares in us since the beginning of the COVID-19 pandemic as a gesture of support for our Company as they navigated us through unprecedented challenges. Now that we have resumed operations, we anticipate that our executive officers and directors may sell shares under Rule 10b5-1 plans beginning in the first quarter of 2022 as part of their ordinary course financial planning. The above examples are not exhaustive and new risks emerge from time to time. Such forward-looking statements are based on our current beliefs, assumptions, expectations, estimates and projections regarding our present and future business strategies and the environment in which we expect to operate in the future. These forward-looking statements speak only as of the date made. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in our expectations with regard thereto or any change of events, conditions or circumstances on which any such statement was based, except as required by law.

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NCLH NORWEGIAN CRUISE LINE HOLDINGS LTD.

KEY TRANSACTION POINTS 3 1 Primary purpose of transactions was liability management. 2 We issued new 1.125% exchangeable notes due 2027 to repurchase the majority of our existing 6% exchangeable notes due 2024. We have the ability to settle our new exchangeable notes in cash, at our full discretion, to limit shareholder dilution. The 6% exchangeable notes can only be settled in ordinary shares and are deeply in - the - money. 3 We issued ordinary shares directly to certain of our existing 6% exchangeable note holders (with no fee or discount) to facil ita te the repurchase of the majority of these notes and allow these holders to close out their existing hedges. 4 We are using a portion of the proceeds of the equity offering to repurchase 35% of each of our existing 12.25% and 10.25% high - cost bonds using the equity claw provision (at a price well below where they currently trade). Net result of the transaction is substantially reduced interest expense, reduced leverage, reduced dilutive share count 1 , extended debt maturities and increased liquidity 1 Assuming settlement of the new 1.125% exchangeable notes entirely in cash. Actual number of shares issued upon settlement may d iffer.

KEY BENEFITS

- ✓ *~5.2M share reduction in diluted share count*[1]
- ✓ *~$86M of annual interest savings*
- ✓ *Cash balance increased by ~$259M*[2]
- ✓ *~$65M reduction in total debt, ~$500M reduction in secured debt*
- ✓ *Extension of certain debt maturities*

[1] Assuming settlement of the new 1.125% exchangeable notes entirely in cash. See illustrative dilution scenario on slide 7.
[2] Number presented is less estimated fees and expenses.

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NORWEGIAN CRUISE LINE HOLDINGS LTD.

TRANSACTION OVERVIEW 5  Sell new lower - cost exchangeable note to fund partial repurchase of existing higher - cost, dilutive exchangeable note  New exchangeable can be settled in cash, ordinary shares or a combination at the Company’s election whereas old exchangeable note could only be physically - settled with ordinary shares  Reduces annual interest expense by approximately $30M  Issue ordinary shares to existing exchangeable holders   Dilution from ordinary share issuance is completely offset by repurchase of existing dilutive exchangeable note  Triggers the equity claw provision under the 12.25% and 10.25% high yield bonds  Repurchase 35% of 12.25% and 10.25% high - cost bonds  Company will redeem 35% of these high - cost bonds using the equity claw provision at 112.25% and 110.25% instead of a Make Whole of 123.74% and 120.0% respectively (Saves ~$53M)  Reduces annual interest expense by approximately $56M 1 2 3

RESULTS OF LIABILITY MANAGEMENT TRANSACTION

	Reduction in Diluted Share Count	Reduction in Debt	Annual Interest Expense Savings	Additional Liquidity[1]
Issue ~$1,108M in Common Stock	46.9M	-	-	$1,108M
Redeem ~$236M in 12.25% Secured Notes due 2024	-	($236)M	($29)M	($266)M
Redeem ~$263M in 10.25% Secured Notes due 2026	-	($263)M	($27)M	($298)M
Issue $1,150M in new 1.125% Exchangeable Notes	- [2]	$1,150M	$13M	$1,119M
Repurchase ~$716M of 6% Exchangeable Notes	(52.1)M	($716)M	($43)M	($1,403)M
Net result	**(5.2)M**	**($65)M**	**($86)M**	**$259M**

Significantly reduced interest expense, leverage and blended cost of debt, while providing flexibility to limit future equity dilution and adding incremental liquidity

[1] Number presented is less estimated fees and expenses and includes premiums and accrued interest.
[2] Assuming settlement of the new 1.125% exchangeable notes entirely in cash. Actual number of shares issued upon settlement may differ.

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NCLH NORWEGIAN CRUISE LINE HOLDINGS LTD.

ILLUSTRATIVE DILUTED SHARE COUNT REDUCTION SCENARIO 7 Assuming new exchangeable note is settled in cash, diluted share count will be reduced by ~5.2M 1 Illustrative example. Assumes 1.125% Exchangeable Notes are settled entirely in cash. Actual number of shares issued upon set tl ement may differ. All share amounts presented show reserve for exchange at initial exchange ratio. Prior to Optimization Transactions Expected Dilution (shares) 6% Exchangeable Notes due 2024 62,727,296 5.375% Exchangeable Notes due 2025 23,999,985 Total Expected Dilution 86,727,281 Expected Dilution (shares) Remaining 6% Exchangeable Notes due 2024 10,661,894 5.375% Exchangeable Notes due 2025 23,999,985 New Ordinary Shares Issued 46,858,854 1.125% Exchangeable Notes 34,137,750 Total Expected Dilution 81,520,733 1 Post Optimization Transactions Must be settled in shares Must be settled in shares Can be settled in cash, shares or a combination

As of September 30, 2021 ($ Billions) Note: Based on debt outstanding pro forma for the transactions Transactions extended debt maturity profile and significantly reduced interest expense 8 2022 2023 2024 2025 2026 2027 Thereafter ECA Loans, Capital Leases & Other 3.625% Senior Unsecured Notes 12.250% Senior Secured Notes 6.000% Exchangeable Notes Revolving Credit Facility ($875 million) Term Loan A 10.250% Senior Secured Notes 5.375% Exchangeable Notes 5.875% Senior Unsecured Notes 6.125% Senior Unsecured Notes New 1.125% Exchangeable Notes $1.5 $0.9 $0.9 $1.1 $2.5 PRO FORMA DEBT MATURITY PROFILE Principal Repaid $1.5 $4.1 New Notes

MEDIUM AND LONG - TERM FINANCIAL RECOVERY PLAN Transactions were executed as part of our medium and long - term financial recovery plan 9 Rebuild and Improve Margins ▪ Gradual return to pre - COVID margin levels ▪ Maintain price discipline and industry - leading net yields ▪ Reduce fixed cost base ▪ Identify marketing efficiencies, including shift to digital ▪ Manage fuel expense with EGCS 1 retrofits and newbuilds 1 Maximize Cash Flow Generation ▪ Introduce robust growth profile of ROIC and cash flow accretive vessels in 2022 - 2027 ▪ Balance ongoing capex needs, including fleet refurbishments, with required debt and interest payments ▪ Explore return generating destination investments, including expanding private island infrastructure 2 Optimize Balance Sheet ▪ Maintain sufficient liquidity to weather extended post - crisis recovery ▪ Chart path to return to pre - COVID leverage ▪ Refinance or repay high - cost debt incurred during crisis ▪ Revisit capital returns to shareholders once balance sheet is optimized 3 1. Exhaust Gas Cleaning Systems (Scrubbers)